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                                                               EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1997 on our audits of the consolidated financial statements and financial statement schedules of Zenith National Insurance Corp. and its subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which is included in the Annual Report on Form 10-K/A.



                                                      COOPERS & LYBRAND L.L.P.

Los Angeles, California
December 18, 1997

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